UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2012

Horizon Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35238	27-2179987
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 520, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (224) 383-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Senior Secured Loan.

On September 7, 2012, we entered into an amendment of our Loan and Security Agreement dated as of February 22, 2012 (the “Loan Agreement”) with a group of lenders (collectively, the “Lenders”). The amendment modifies affirmative covenants under the Loan Agreement with respect to minimum levels of liquidity and net revenue. Under the amendment, we are required to have a minimum liquidity of $30,000,000 as of December 31, 2012. We are no longer required to achieve minimum net revenue levels for the trailing 12 month periods at the end of the third and fourth quarters of 2012, and the minimum trailing 12 month period net revenues for the end of each quarter of 2013 and the first quarter of 2014 have been lowered. The amendment to the Loan Agreement is attached as Exhibit 99.1 to this report and the foregoing description is qualified in its entirety by reference to such exhibit.

In lieu of paying a cash fee to the Lenders in consideration for entering into the amendment of the Loan Agreement, we agreed to issue the Lenders an aggregate of 1,250,000 shares of our common stock. The shares are being issued pursuant to our effective registration statement on Form S-3 (Registration Statement No. 333-182975) previously filed with and declared effective by the Securities and Exchange Commission and a prospectus supplement thereunder. A copy of the opinion of Cooley LLP relating to the legality of the issuance of the shares is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events.

On October 6, 2011, we entered into a letter agreement amending the Exclusive Distribution Agreement, dated March 24, 2009, by and between us and Mundipharma International Corporation Limited, the Manufacturing and Supply Agreement, dated March 24, 2009, by and between us and Mundipharma Medical Company and the Letter Agreement, dated March 2, 2011, by and between us, Mundipharma International Corporation Limited and Mundipharma Medical Company. A copy of the letter agreement is attached as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Consent and Amendment, dated as of September 7, 2012, by and among Horizon Pharma USA, Inc. and Horizon Pharma, Inc., Cortland Capital Market Services, LLC, as administrative agent and the Lenders listed therein.

99.2*	Second Letter Agreement, dated October 6, 2011, by and among Horizon Pharma AG, Mundipharma International Corporation Limited and Mundipharma Medical Company.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2012	Horizon Pharma, Inc.

	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Consent and Amendment, dated as of September 7, 2012, by and among Horizon Pharma USA, Inc. and Horizon Pharma, Inc., Cortland Capital Market Services, LLC, as administrative agent and the Lenders listed therein.

99.2*	Second Letter Agreement, dated October 6, 2011, by and among Horizon Pharma AG, Mundipharma International Corporation Limited and Mundipharma Medical Company.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.